UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 18, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 7. Exhibits.

(e)	Exhibits

99.1 Press Release of the Company dated September 17, 2002

99.2 Press Release of the Company dated September 17, 2002

Item 9. Regulation FD Disclosure

On September 17, 2002, Dial issued a press release announcing that The Dial Corporation’s CEO and CFO will present at the Banc of America Securities 32nd Annual Investment Conference. This release also announced that Dial is confident that full-year 2002 earnings per share before special items will be consistent with current guidance of approximately $1.19. A copy of the press release is filed herewith as Exhibit 99.1.

On September 17, 2002, Dial issued a press release announcing management changes. A copy of the press release is filed herewith as Exhibit 99.2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
September 18, 2002

/s/ Conrad A. Conrad
Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company dated September 17, 2002
99.2	Press Release of the Company dated September 17, 2002